EXHIBIT 4.2

                         AMENDMENT NO. 1

                             to the

              AMENDED AND RESTATED RIGHTS AGREEMENT

                             between

                     TALLEY INDUSTRIES, INC.

                               and

CHASEMELLON SHAREHOLDER SERVICES, L.L.C. , as Rights Agent

             Originally dated as of April 30, 1986,
                and amended as of July 21, 1986,
         and amended and restated as of February 2, 1996

Section 29 of the Amended and Restated Rights Agreement originally dated as of April 30, 1986, as amended as of July 21, 1986, and as further amended and restated as of February 2, 1996 (the "Amended Rights Agreement"), is hereby amended to add the following additional sentence at the end of said Section 29:

     Notwithstanding any other provision of this Agreement, effective immediately prior to the "Effective Time" (as such term is defined in the Agreement and Plan of Merger dated September 25, 1997 among Carpenter Technology Corporation, a Delaware corporation ("Carpenter"), Score Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Carpenter, and the Company), all Rights then outstanding (or issuable under this Agreement) shall be null and void and of no further force and effect, and the Company's obligations to issue additional Rights and its obligations under this Agreement shall terminate.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and attested as of December 9, 1997.


Attest:                            TALLEY INDUSTRIES, INC.

By   /s/ Mark S. Dickerson         By   /s/ Jack C. Crim
  --------------------------         ------------------------------
         Secretary                          President

Attest:                              CHASEMELLON SHAREHOLDER
                                     SERVICES, L.L.C.


By   /s/ Joseph Cannata              By   /s/  Martha O. Mijango
  -------------------------------       --------------------------------
  Its    Assistant Vice President       Its    Assistant Vice President
       --------------------------            ---------------------------